UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2007
METROMEDIA INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5706 (Commission File Number)	58-0971455 (I.R.S. Employer Identification No.)

8000 Tower Point Drive Charlotte, NC (Address of principal executive offices)	28227 (Zip Code)
Registrant’s telephone number, including area code: (704) 321-7380
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 5.01 relating to the exercise of the Option (as defined below) is incorporated into this Item 3.02 by reference. The shares of common stock of the Company issued upon exercise of the Option were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 5.01	Changes in Control of Registrant.
On August 22, 2007, Metromedia International Group, Inc. (the “Company”), CaucusCom Ventures L.P., a British Virgin Islands limited partnership (“Parent”), and CaucusCom Mergerco Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), announced that the $1.80 per share cash tender offer (the “Offer”) for all outstanding shares of common stock of the Company by Purchaser had been successfully completed. Purchaser has advised the Company that, based upon information obtained by Purchaser from the depositary for the Offer, as of the expiration of the Offer at midnight at the end of August 21, 2007, a total of 80,161,574 shares of common stock of the Company (including 2,001,191 shares that were tendered pursuant to guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer. These shares represent approximately 77.6% of the outstanding shares of common stock of the Company (including approximately 1.9% of outstanding shares of common stock that were tendered pursuant to guaranteed delivery procedures).
The Offer was made in accordance with, and the acceptances were made on August 22, 2007 pursuant to, the terms of the Agreement and Plan of Merger, dated as of July 17, 2007 (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Parent, Purchaser and the Company.
On August 22, 2007, Purchaser notified the Company of its exercise of its option from the Company granted at the time of the execution of the Merger Agreement (the “Option”) to purchase an additional 200,000,000 shares of common stock of the Company in order to result in ownership of record of over 90% of the outstanding shares of common stock (after giving effect to the Option exercise) prior to the physical delivery of shares of common stock tendered pursuant to guaranteed delivery procedures. The consideration per share equaled the $1.80 price per share paid in the Offer, payable at the time of exercise in the form of (a) $0.01 in cash per optioned share and (b) a promissory note (a “Note”) of Purchaser in the principal amount of the $1.80 price per share paid in the Offer less $0.01 per share, which Note (i) is due and payable 1 year from the date of its issue, (ii) bears interest at the prime lending rate of Citibank N.A. in effect from time to time in the City of New York, payable annually on the anniversary of the date of its issue, and (iii) is prepayable at any time without penalty at Purchaser’s option. This transaction closed on Wednesday, August 22, 2007.
On August 22, 2007, the acquisition of the Company by Parent was completed by means of a merger (the “Merger”) of Purchaser with and into the Company with the Company as the surviving corporation. In the Merger, (a) all outstanding shares of common stock of the Company (other than shares held by the Company, Purchaser or any affiliate of Purchaser and shares as to which appraisal rights are perfected under Delaware law) were converted into the right to receive the same $1.80 in cash per share as was paid in the Offer, without interest, (b) the Note was cancelled and (c) each outstanding series of preferred stock of the Company remains outstanding. The amount of consideration and source of funds used by the Purchaser to acquire the Company’s outstanding shares of common stock is described in Item 7 of the Purchaser’s Schedule TO and related Offer to Purchase, dated July 18, 2007, as amended, which description is incorporated herein by reference. As a result of the Merger, the Parent has control of the Company.
The Merger Agreement provided that, subject to compliance with applicable laws, promptly upon the payment by the Purchaser for shares of the Company’s common stock pursuant to the Offer and from time to time thereafter Parent shall be entitled to designate such number of directors, rounded up to the next whole number, to the Company’s Board of Directors as will give Parent representation on the Company’s Board of Directors equal to at least that number of directors that equals the product of (x) the total authorized number of directors of the Company (giving effect to the directors appointed or elected pursuant to this sentence and including (I) current directors serving as officers of the Company and (II) the directors, if any, that the holders of the Company’s preferred stock, voting separately as a class, are entitled to elect pursuant to Section 6.1 of the Certificate of Designation of 7.25% Cumulative Convertible Preferred Stock of the Company, dated as of September 16, 1997, as it may be amended from time to time (the “Certificate of Designation”) multiplied by (y) the percentage that the aggregate number of Company common stock beneficially owned by Parent or any affiliate of Parent (including any shares of common stock that are accepted for payment pursuant to the Offer, but excluding any shares of common stock held by the Company or any of its subsidiaries) bears to the number of shares of Company common stock outstanding; provided, however, that, in the event that Parent’s designees are elected or appointed to the Company’s Board of Directors, (A) the Board of Directors shall continue to include any directors that the holders of the Company’s preferred stock are entitled to elect pursuant to Section 6.1 of the Certificate of Designation and (B) until the effective time of the Merger, the Board of Directors shall have at least two directors (in addition to any directors entitled to be elected pursuant to Section 6.1 of the Certificate of Designation, as provided in clause (A) above) who are directors of the Company on the date hereof and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the Federal securities laws) of Parent (each such director, an “Independent Director” and, collectively, the “Independent Directors”); and provided, further, that, (i) if there are in office fewer than two Independent Directors, the Board of Directors will take all action necessary to cause an individual designated by the remaining Independent Director, which individual shall be neither an officer of the Company nor a designee, stockholder, affiliate or associate of Parent, to fill such vacancy, and such individual shall be deemed to be an Independent Director for purposes of this Agreement, or (ii) if no Independent Directors remain in office, the other directors shall designate two individuals, each of whom shall be neither an officer of the Company nor a designee, stockholder, affiliate or associate of Parent, to fill the vacancies, and each such individual shall be deemed to be an Independent Director for purposes of this

Agreement. The Company shall, upon request of the Parent, promptly take all actions necessary to cause the Parent’s designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors. The Merger Agreement also provided that the Parent shall in any case be entitled to designate at least a majority of the directors on the Company’s Board of Directors so long as it owns a majority of the Company’s outstanding common stock. The Purchaser chose to exercise its right to designate a majority of the directors of the Company pursuant to these provisions and the information set forth in Item 5.02 below relating to the designation of directors is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Each of the Company’s directors other than Mark S. Hauf, John S. Chalsty, Alan K. Greene, David Gale and Wayne Henderson resigned from the Board of Directors of the Company effective as of August 22, 2007, the date upon which Purchaser accepted shares for payment pursuant to the Offer. The directors who resigned as of such date were Stuart Subotnick, Clark A. Johnson and I. Martin Pompadur. Each resigning director resigned pursuant to the terms of the Merger Agreement, as described above in Item 5.01. As a result of the Merger, John S. Chalsty and Alan K. Greene also automatically ceased to serve as directors of the Company as of August 22, 2007 and the remaining directors of the Company immediately prior to the Merger (Mark S. Hauf, David Gale, Wayne Henderson, Graydon Philip Bellingan, William Alan McIntosh, Irakli Rukhadze, Peter Nagle and Jamal Khan) now comprise the directors of the Company. The information regarding the new directors of the Company (Graydon Philip Bellingan, William Alan McIntosh, Irakli Rukhadze, Peter Nagle and Jamal Khan) set forth in the Offer to Purchase, dated July 18, 2007, as amended, attached as Schedule I to the Schedule TO filed by Parent and the Purchaser on July 18, 2007, and in the Schedule 14F-1 filed by the Company on August 2, 2007, is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety to read as the certificate of incorporation of Purchaser in effect immediately prior to the consummation of the Merger (except that (a) Article I of the amended certificate of incorporation reads as follows: “The name of the Corporation is Metromedia International Group, Inc.” and (b) the amended certificate of incorporation has been amended as necessary to reflect that the Certificate of Designation for the Company’s preferred stock shall continue to apply to the Company following the consummation of the Merger). A copy of the amended and restated certificate of incorporation of Metromedia International Group, Inc. is filed as Exhibit 3(i) hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)      Exhibits:
Exhibit 3(i)      Amended and Restated Certificate of Incorporation of Metromedia International Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC. (Registrant)
By:	/s/ Harold F. Pyle, III
	Name:	Harold F. Pyle, III
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: August 23, 2007
Charlotte, NC

EXHIBIT INDEX

Exhibit Number	Description

3(i)	Amended and Restated Certificate of Incorporation of Metromedia International Group, Inc.